FAIRFIELD COMMUNITIES, INC.

                                WARRANT AGREEMENT
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     WHEREAS,              (hereinafter  called  the  "Participant")  is  a  key
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employee of Fairfield Communities, Inc., a Delaware corporation ("FCI"); and

     WHEREAS, as part of its compensation programs, FCI has available for award to directors of FCI and officers and executives of FCI and its Subsidiaries warrants to purchase shares of FCI's Common Stock pursuant to the terms of its Third Amended and Restated 1992 Warrant Plan (a copy of which is attached hereto as Exhibit A) (the "Plan"); and

     WHEREAS, the grant of this Warrant to the Participant and the execution of a Warrant Agreement in the form hereof have been duly authorized by the Compensation Committee of FCI's Board of Directors, to become effective on the Date of Grant (as defined below);

     NOW,  THEREFORE,  effective  as of the Date of  Grant,  FCI  grants  to the
Participant a Warrant  pursuant to the Plan to purchase         shares of Common
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Stock at a price equal to $       per share,  subject to  adjustment  in certain
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circumstances  as provided  below or  pursuant to the Plan,  and agrees to cause certificates for any shares purchased hereunder to be delivered to the Participant upon payment of the aggregate Warrant Price in full and any withholding taxes, all subject, however, to the terms and conditions hereinafter set forth. Capitalized terms used in this Agreement that are not otherwise defined in this Agreement are used as defined in the Plan.

     1. The "Date of Grant" is         ,     .
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     2. This Warrant shall become exercisable to the extent of 25% of the shares hereinabove specified on each of the first, second, third and fourth anniversary dates of the Date of Grant; provided, that, the Participant has remained in continuous service from and after the Date of Grant as, and is, on each such vesting date, an employee of FCI, and further provided, that, this Warrant shall become exercisable to the extent of 100% of the shares hereinabove specified in the event that, subject to the limitation provided below, a "Change in Control" occurs at such time as Participant is employed by FCI, and has remained in continuous service from and after the Date of Grant. The term "Change in Control" shall mean the happening of any of the following:

     (a) During any period of 24 consecutive months, ending after the date hereof:

          (i) individuals who were directors of FCI at the beginning of such 24-month period, and

          (ii) any new director whose election or nomination for election by the Board of Directors was approved by a vote of the greater of (A) at least two-thirds (2/3), or (B) four affirmative votes, in each case, of the directors then still in office who were either directors at the beginning of such 24-month period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors of FCI;

     (b) Any person or entity (other than FCI or its Subsidiary employee benefit plan or plans or any trustee of or fiduciary with respect to such plan or plans when acting in such capacity), or any group acting in concert, shall beneficially own, directly or indirectly, more than fifty percent (50%) of the total voting power represented by the then outstanding securities of FCI entitled to vote generally in the election of directors ("Voting Securities");

     (c) Upon a merger, combination, consolidation or reorganization of FCI, other than a merger, combination, consolidation or reorganization which would result in (i) the Voting Securities of FCI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the voting power represented by the Voting Securities of FCI or such surviving entity outstanding immediately after such transaction and (ii) at least such 50% of voting power continuing to be held in the aggregate by the holders of the Voting Securities of FCI immediately prior to such transaction (conditions (i) and (ii) are referred to as the "Continuance Conditions"); or

     (d) All or substantially all of the assets of FCI are sold or otherwise disposed of, whether in one transaction or a series of transactions, unless the Continuance Conditions shall have been satisfied with respect to the purchaser of such assets and such purchaser assumes FCI's obligations under this Warrant.

Notwithstanding any provision of this Warrant to the contrary, if any amount or benefit to be paid or provided under this Warrant would be an "Excess Parachute Payment", within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Warrant shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). The determination of whether any reduction in such payments or benefits to be provided under this Warrant or otherwise is required pursuant to the preceding sentence shall be made at the expense of FCI, if requested by Participant or FCI, by FCI's independent accountants. The fact that Participant's right to payments or benefits may be reduced by reason of the limitations contained in this paragraph shall not of itself limit or otherwise affect any other rights of Participant other than pursuant to this Warrant. In the event that any payment or benefit intended to be provided under this Warrant or otherwise is required to be reduced pursuant to this paragraph, Participant shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this paragraph. FCI shall provide Participant with all information reasonably requested by Participant to permit Participant to make such designation. In the event that Participant fails to make such designation within 10 business days following the date of an occurrence of a "Change in Control", FCI may effect such reduction in any manner it deems appropriate.

To the extent exercisable, this Warrant may be exercised in whole or in part from time to time, subject to the time limitations set forth in paragraph 4 below.

     3. The Warrant shall be exercised by delivery to the Secretary of FCI of both (a) an originally signed, irrevocable written notice of exercise of the number of shares being purchased (which shall not exceed the number of shares exercisable pursuant to paragraph 2 above), specifying a lawful rate of withholding for any federal, state, local and any other income taxes, and (b) full payment of the Warrant Price. The Warrant Price shall be payable in cash or by check acceptable to FCI. In addition, the Participant shall be required to satisfy any taxes required or requested to be withheld in the manner provided in the first sentence of Section 7 of the Plan prior to delivery of any share certificates.

     4. This Agreement shall automatically expire on the earliest of (a) eight years from the Date of Grant (the "Specified Term") or (b) immediately following the lapsing of either of the exercise periods specified in subparagraphs (i) or
(iii) below or (c) upon the occurrence of the circumstances described in subparagraph (ii) below.

     (i) If the Participant dies while an employee of FCI or its Subsidiary during the Specified Term, the Warrant shall be exercisable by the proper duly qualified and empowered executor, administrator, legatee or distributee of the Participant's estate only during the three hundred and sixty-five (365) calendar days following his or her death, but in no event after the expiration of the Specified Term.

     (ii) If the Participant ceases to be an employee of FCI or its Subsidiary due to discharge for "Cause", or resignation in anticipation of a discharge for "Cause", then the Warrant shall not be exercisable. The term "Cause" means (A) an intentional act or acts of fraud, embezzlement or theft constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment for the Participant at the expense of FCI or its Subsidiary or (B) the continued, repeated, intentional and willful refusal to perform the duties associated with the Participant's position with FCI or its Subsidiary which is not cured within 15 days following written notice to the Participant. For purposes of this Agreement, no act or failure to act on the part of the Participant shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of FCI or its Subsidiary.

     (iii) If the Participant ceases to be an employee of FCI or its Subsidiary for any reason other than death or discharge for "Cause" or resignation in anticipation of discharge for "Cause", the Warrant shall be exercisable by the
Participant only during the ninety (90) calendar days following such termination, but in no event after the expiration of the Specified Term.

Only shares for which this Warrant is exercisable under paragraph 2 hereof at the time of the Participant's death or at such other time as the Participant ceases to be an employee of FCI or its Subsidiary, other than by reason of discharge for "Cause" or resignation in anticipation of discharge for "Cause", may be exercised under subparagraphs (i) or (iii) above, as the case may be.

     5. This Warrant is not transferable or exercisable other than by will or the laws of descent and distribution. This Warrant may only be exercisable during the Participant's lifetime by the Participant or by his or her guardian or legal representative.

     6. Adjustments shall be made in the Warrant Price and in the number or kind of shares of Common Stock or other securities covered by this Warrant pursuant to Section 6 of the Plan.

     7. Upon each exercise of this Warrant and satisfaction of the conditions for issuance, FCI as promptly as practicable shall mail or deliver to the Participant a stock certificate or certificates representing the shares then purchased, and shall pay all stamp taxes payable in connection therewith. The issuance of such shares and delivery of the certificate or certificates therefor shall, however, be subject to any delay necessary to complete (a) the listing of such shares on any stock exchange upon which shares of the same class are then listed and (b) such registration or qualification of such shares under any state or federal law, rule or regulation as FCI may determine to be necessary or advisable.

     8. Neither the Participant nor any of the Participant's beneficiaries or legal representatives will be deemed to have any rights as a stockholder with respect to any shares covered by this Agreement until the issuance of a certificate to the Participant evidencing such shares.

     9. This Agreement is intended to be construed and enforced in accordance with, and governed by, the laws of Florida, except as to matters of corporate law, which will be governed by the laws of the State of Delaware.

     10. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant hereunder without the Participant's consent.

     EXECUTED effective as of the      day of        ,     .
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                                       FAIRFIELD COMMUNITIES, INC.



                                       By:
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                                       Name:
                                             -----------------------------
                                       Title:
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     The  undersigned  Participant  hereby  acknowledges  receipt of an executed original of this Agreement and accepts the warrant granted hereunder.

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                                                    Participant